Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Carver Bancorp, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-259551) and Form S-8 (No. 333-250199) of Carver Bancorp, Inc. of our report dated July 16, 2024, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.
New York, New York

July 16, 2024